UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 2, 2024

Herbalife Ltd.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	1-32381	98-0377871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309, Ugland House, Grand Cayman Cayman Islands		KY1-1104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: c/o (213) 745-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0005 per share	HLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2023, Mr. Stephan Paulo Gratziani was appointed as the President of Herbalife Ltd. (the “Company”), effective January 2, 2024. The Company first publicly announced Mr. Gratziani’s appointment as President on January 2, 2024.

Mr. Gratziani, 55, has served as the Company’s Chief Strategy Officer since August 2023 and served as a director on the Company’s board of directors (the “Board”) from April 2023 to August 2023. Prior to his appointment as Chief Strategy Officer, Mr. Gratziani was as an Herbalife independent distributor for over 32 years and was a member of the Company’s Chairman’s Club and the Company’s Founder’s Circle. Mr. Gratziani will not continue in his role as the Company’s Chief Strategy Officer following his appointment as President.

In connection with his promotion, beginning January 2, 2024, Mr. Gratziani will have an annual salary of $650,000, and a target annual cash incentive equal to 85% of base salary, subject to actual performance. Mr. Gratziani will continue to be eligible to participate in the Company’s long-term incentive plan, with the size, form, and timing of grants, if any, subject to the approval of the Board’s Compensation Committee.

In connection with his appointment as Chief Strategy Officer and suspension of his distributorship, Mr. Gratziani received the inducement award and payments described in the Company’s press release dated August 2, 2023, a copy of which is filed as exhibit 99.1 hereto and incorporated herein by reference. Additionally, in 2023, prior to his appointment as the Company’s Chief Strategy Officer, Mr. Gratziani earned approximately $27,041 in compensation for his service as a director on the Board and approximately $4.2 million in compensation as a distributor under the Company’s marketing plan.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release issued on August 2, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.

January 2, 2024	By:	/s/ HENRY C. WANG
	Name:	Henry C. Wang
	Title:	EVP, General Counsel and Corporate Secretary